                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

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      Filed by a Party other than the Registrant / /

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      /X/        Definitive Proxy Statement--As Amended June 14, 2000
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
                 240.14a-12

                      NEOMAGIC CORPORATION
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                 (Name of Registrant as Specified In Its Charter)

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                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

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                                [NEOMAGIC LOGO]

                                3250 JAY STREET
                         SANTA CLARA, CALIFORNIA 95054
                                 (408) 988-7020

                                 August 2, 2000

Dear Fellow Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of NeoMagic Corporation (the "Company"), which will be held on September 6, 2000 at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California.

    This booklet includes the Notice of the Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement describes the business to be transacted at the Annual Meeting and also provides important information about the Company and the items to be voted upon that you should consider when you vote your shares. Also included with this booklet is a copy of the Company's Annual Report for the fiscal year ended January 31, 2000. We encourage you to read the Annual Report. It includes information on the Company's operations, markets, products and services, as well as the Company's audited financial statements.

    At this meeting, among other things, you will be asked to consider and vote upon the election of five directors. All five nominees currently are directors of the Company. Your Board of Directors recommends that you vote FOR the nominees.

    You will also be asked to approve an amendment to the Company's 1997 Employee Stock Purchase Plan to provide for an increase in the number of shares of Common Stock available for issuance under the Plan by 300,000. This amendment would all employees to continue purchasing the Company's Common Stock under the Stock Purchase Plan. Your Board of Directors recommends that you vote FOR this proposal.

    In addition, you will be asked to approve the Board of Directors' appointment of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the 2001 fiscal year. Ernst & Young has audited the Company's financial statements since the Company's inception, and the Board considers this firm to be well qualified for this position. Consequently, your Board of Directors recommends that you vote FOR this proposal.

    Whether or not you plan to attend the Annual Meeting, it is important that your shares of Common Stock be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and accompanying Proxy Statement, please fill in, date and sign the enclosed proxy card and mail it promptly in the envelope provided.

Very truly yours,

/s/ Kamran Elahian                                     /s/ Prakash Agarwal
Kamran Elahian                                         Prakash Agarwal
CHAIRMAN OF THE BOARD                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              NEOMAGIC CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 6, 2000

To the Stockholders of NeoMagic Corporation:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of NeoMagic Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, September 6, 2000 at 8:00 a.m., local time, at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California.

    At the Annual Meeting, Stockholders will be asked:

       1.  To elect five directors;

       2. To increase the number of shares available for issuance under the Company's 1997 Employee Stock Purchase Plan by 300,000 shares;

       3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended January 31, 2001; and

       4. To transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting. Stockholders of record as of the close of business on June 30, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote will be available at the Secretary's office, 650 Page Mill Road, Palo Alto, California, 94304-1050 for ten days before the Annual Meeting.

       IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                                          By Order of the Board of Directors

                                          /s/ Arthur F. Schneiderman

                                          Arthur F. Schneiderman
                                          SECRETARY

Santa Clara, California
August 2, 2000

                              NEOMAGIC CORPORATION
                                3250 JAY STREET
                         SANTA CLARA, CALIFORNIA 95054

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

MATTERS TO BE CONSIDERED

    At the Annual Meeting of Stockholders (the "Annual Meeting"), the Stockholders of NeoMagic Corporation (the "Company") will be asked to consider and vote to elect five directors, to approve an amendment to the Company's 1997 Employee Stock Purchase Plan, and to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. The Board of Directors knows of no matters that are to be brought before the Annual Meeting other than as set forth in the Notice of the Annual Meeting. If any other matters properly come before the Annual Meeting, the person named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

    This Proxy Statement and the accompanying form of Proxy are first being mailed on or about August 2, 2000 to all stockholders entitled to vote at the Annual Meeting.

DATE, TIME, PLACE, RECORD DATE AND SHARES ENTITLED TO VOTE

    The enclosed proxy is solicited on behalf of the Company's Board of Directors for use at the Annual Meeting to be held on Wednesday, September 6, 2000, at 8:00 a.m., local time, or any continuation or adjournment thereof, for the purposes set forth herein and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California. The telephone number at this address is (408) 986-0700.

    The Company has set June 30, 2000 as the record date (the "Record Date"). The stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had 25,598,861 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

QUORUM; REQUIRED VOTE

    A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. If a quorum is present, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be required to approve any matter presented at the Annual Meeting. Each stockholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the stockholder is entitled to vote, or distributing the stockholder's votes on the same principle among as many candidates as the stockholder chooses, provided that the votes may not be cast for more than
(5) candidates. However, no stockholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been properly placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

    Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. However, broker "non-votes" are not deemed to be "votes cast." As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

VOTING AND REVOCATION OF PROXIES

    Stockholders are required to complete, date, sign and promptly return the accompanying form of proxy in the envelope provided. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director named herein and FOR ratification of appointment of independent auditors.

    Any proxy signed and returned by a Stockholder may be revoked at any time before it is voted. It may be revoked by filing, with the Secretary of the Company at the Company's principal offices, located at 3250 Jay Street, Santa Clara, California 95054, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

DEADLINE FOR RECEIPT OF PROPOSALS BY STOCKHOLDERS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's Annual Meeting of Stockholders for the fiscal year ended January 31, 2001 must be received by the Secretary of the Company no later than January 4, 2001, in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

PROXY SOLICITATION

    The cost for this solicitation will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc., to assist in the solicitation of proxies at an estimated fee of less than $10,000, plus reimbursement of reasonable out of pocket expenses. The Company may reimburse brokerage firms and persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitations by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

                      PROPOSAL ONE--ELECTION OF DIRECTORS

    A board of five (5) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. All nominees are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as director, or if any nominee becomes unable or declines to serve as director, the proxy holders intend to vote all proxies received by them in such a manner and in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

NOMINEES FOR DIRECTORS

    Set forth below is certain information regarding the nominees:

NAME                                          AGE      POSITION
----                                        --------   --------
Kamran Elahian............................     45      Chairman of the Board
                                                       President, Chief Executive Officer and
Prakash C. Agarwal........................     46      Director
Brian P. Dougherty (2)....................     43      Director
James Lally (1) (2).......................     55      Director
Klaus Wiemer (1)..........................     62      Director

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

    KAMRAN ELAHIAN, a co-founder of the Company, has been Chairman of the Board since the Company's inception in 1993. Mr. Elahian has co-founded several Silicon Valley companies since 1981, including CAE Systems, Inc., a computer-aided engineering software company, Cirrus Logic, a semiconductor manufacturer and Momenta Corporation, a pen-based computer company. In addition to his duties as Chairman of the Company, Mr. Elahian is the Chairman and co-founder of PlanetWeb, Inc., an Internet software company, Chairman and co-founder of Centillium Technology Corporation, a telecommunications semiconductor company, Chairman and co-founder of Actelis Networks, Inc., a broadband telecommunications system company, Chairman and co-founder of Cahoots.com, an internet communications software company, Chairman and co-founder of KangarooNet, an internet software for knowledge management company, co-founder of Global Catalyst Partners, a global venture capital fund and the Co-Chairman and founder of Schools Online, a non-profit public charity organization. Mr. Elahian holds a BS in Computer Science, a BS in Mathematics and a Masters of Engineering from the University of Utah.

    PRAKASH C. AGARWAL, a co-founder of the Company, has been President, Chief Executive Officer, and a Director of the Company since its inception in 1993. Mr. Agarwal has over 20 years of engineering, marketing and general management experience in the semiconductor industry. Prior to joining the Company, he was employed as Vice President and General Manager of Cirrus Logic's Portable Products Division. Mr. Agarwal holds a BS and a MS degree in Electrical Engineering from the University of Illinois.

    BRIAN P. DOUGHERTY joined the Company as a Director in January 1997.
Mr. Dougherty is a founder and serves as Chairman of Wink Communications, a developer of interactive television software. From its inception in 1983 through 1994, Mr. Dougherty served as Chief Executive Officer of Geoworks, a consumer computing device operating system manufacturer. Mr. Dougherty holds a BS degree in Electrical Engineering from the University of California at Berkeley.

    JIM LALLY has served as a Director of the Company since July 1993.
Mr. Lally has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since 1981. He holds a BS degree in Electrical Engineering from Villanova University.

    DR. KLAUS WIEMER has served as a director since January 1998. Mr. Wiemer is an independent consultant in microelectronics manufacturing. He also serves on the Board of Directors of Simtek Corporation, an integrated circuits company, and InterFET Corporation, a discrete semiconductor device company. Mr. Wiemer holds a BS degree in physics from Texas Western College (now University of Texas, El Paso), a MS in physics from University of Texas and a Ph.D. in physics from Virginia Polytechnic Institute.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE NAMED NOMINEES.

                         BOARD MEETINGS AND COMMITTEES

    The Board of Directors held 7 meetings during the year ended January 31, 2000. No Director attended less than 85% of the aggregate number of meetings of the Board of Directors.

    The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. Membership on these committees is limited to non-employee directors.

    The Audit Committee, which was comprised of Messrs. James Lally and Klaus Wiemer during the year ended January 31, 2000, establishes and reviews the activities of the independent auditors; reviews recommendations of the independent auditors and responses of management; and reviews in consultation with the independent auditors the financial statements, accounting and other policies, accounting systems and system of internal controls. During the year ended January 31, 2000 ("Last Fiscal Year"), the Audit Committee met four times.

    The Compensation Committee, which is comprised of Messrs. Dougherty and Lally, administers the Amended 1993 Stock Plan, the 1997 Employee Stock Purchase Plan ("Stock Purchase Plan") and all other areas of executive compensation. During the Last Fiscal Year, the Compensation Committee did not meet, and compensation issues were addressed by the full Board of Directors. The Compensation Committee has a subcommittee (appointed by the Board of Directors) responsible for approval of the grant of stock options to employees other than executive officers. The Subcommittee is comprised of Prakash Agarwal. During the last fiscal year, the subcommittee met twelve times.

                             DIRECTOR COMPENSATION

    Although the Company does not pay any compensation to directors for serving in that capacity, it does reimburse directors for expenses incurred in attending board meetings.

              LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

    The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    The Company's Bylaws provide that the Company shall indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure, and the Company has secured, insurance on behalf of any officer, director, employee or other agent for any liability arising out of his other actions in such capacity, regardless of whether the Bylaws would permit indemnification.

    The Company has entered into agreements to indemnify its directors and officers in addition to indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other Company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

        PROPOSAL TWO--AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN

    GENERAL. In 1997, the Company adopted the NeoMagic Corporation 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan currently is authorized to issue up to an aggregate of 500,000 shares of the Company's common stock. The shareholders are being requested at this annual Shareholders Meeting to approve an Amendment to the Purchase Plan to increase by 300,000 the number of shares that may be issued under the Purchase Plan. As of June 2, 2000, only 45,655 shares of common stock remained available for issuance under the Purchase Plan. The Board of Directors believes that the shares which remain available for issuance will be insufficient to achieve the purposes of the Purchase Plan over the term of the plan unless the additional shares are authorized and approved by the shareholders.

    PURPOSE. The purpose of the Purchase Plan is to provide employees of the Company with an opportunity to purchase common stock of the Company at a discount from the price quoted for the Company's stock on the NASDAQ National Market System ("NMS"). The Company believes that encouraging stock ownership among the Company's employees will provide an additional incentive to the Company's employees and a sense of ownership in the Company's success.

    ADMINISTRATION. A Committee of the Board of Directors has been delegated the authority to supervise the operation of the Purchase Plan. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors, whose decisions are final and binding upon all participants.

    ELIGIBILITY. All eligible employees of the Company, including executive officers, may participate in the Purchase Plan. An "eligible employee" is any person who is employed by the Company for at least 20 hours per week and more than five months in each calendar year. Non-employee directors of the Company may not participate in the Purchase Plan.

    As of June 2, 2000, there were 80 employees participating in the Purchase Plan.

    Due to the fact that participating employees of the Company determine on their own whether they wish to participate in the Purchase Plan and the amount of their salary they wish to allocate to the

Purchase Plan, it is not possible to state the number of shares which may be purchased or who will choose to participate in the Purchase Plan in the future.

    DESCRIPTION OF GENERAL TERMS OF THE PURCHASE PLAN. The Purchase Plan provides a mechanism whereby eligible employees of the Company may purchase the Company's common stock at a discount from the market price of the Company's stock. The shares under the Purchase Plan are offered to employees during offering periods. Offering periods are approximately twenty-four months long and begin with the employee's enrollment date. During six-month purchase periods, which generally commence on June 1 and December 1 of each calendar year, participating employees determine the amount of payroll deduction they wish to have made for the purpose of acquiring stock pursuant to the Purchase Plan.

    At the end of each purchase period, the purchase price for shares being acquired pursuant to the Purchase Plan is determined. The applicable purchase price is 85% of the lower of the fair market value of a share of the Company's common stock on (1) the first date of the enrollment period, or (2) the last day of the purchase period.

    If the fair market value of the common stock on any exercise date in an offering period is lower than the fair market value of the common stock on the enrollment date of such offering period, then all participants in such offering period shall be automatically withdrawn from such offering period after the exercise of their option on such exercise date and automatically re-enrolled in the immediately following offering period as the first day thereof.

    Purchase of shares pursuant to the Purchase Plan is made through payroll deductions made on each payday during the purchase period in an amount not less than 1% and not more than 10% of such participant's compensation on each such payday. The maximum number of shares that a participant may purchase during each calendar year shall be determined at the purchase dates by dividing $25,000 by the fair market value of a share of the Company's common stock on the purchase dates. During the purchase period, each participant shall be granted an option to purchase on the exercise date a number of shares of the Company's common stock determined by dividing such participant's contributions accumulated during the purchase period divided by the purchase price per share determined under the Purchase Plan's valuation provisions. Unless a participant withdraws from the plan, his or her option for the purchase of shares during the purchase period will be exercised automatically on the exercise date of the purchase period and the maximum number of full shares subject to option will be purchased at the applicable option price with the accumulated contributions in his or her account. Upon the death or termination of employment by the participant or the voluntary withdrawal from the Purchase Plan by the participant, all accumulated contributions held on behalf of such participant will be refunded to that participant or their beneficiaries.

    Shares acquired pursuant to the Purchase Plan are issued to the Participant as soon as practicable after the end of each purchase period. As a condition upon issuance of the shares, each participant may be required to represent and warrant at the time of acquisition of the shares that such shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by the provision of any applicable securities laws.

    The Board of Directors of the Company may at any time terminate or amend the Purchase Plan which could include changing the length or frequency of offering periods or changing the eligibility criteria for the Purchase Plan. Individual accounts are maintained for each participant in the Purchase Plan and Statements of Account are given to each participant promptly following the end of each purchase period.

    The Purchase Plan will continue in effect for a term of twenty years from the date of adoption unless terminated sooner by action of the Company's Board of Directors.

    FEDERAL INCOME TAX CONSEQUENCES RELATING TO PURCHASE PLAN. The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase options. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan, or in the event the participant should die while still owning the purchased shares.

    If the participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to fifteen percent (15%) of the fair market value of the shares on the participant's purchase date.

    If the participant sells or disposes of the purchased shares more than two
(2) years after his or her entry date into the offering period in which the shares were acquired and more than one (1) year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant's purchase date. Any additional gain upon the disposition will be taxed as a long-term capital gain subject to a maximum federal tax rate of 20% if the shares are held for more than one (1) year after the purchase date. The Company will not be entitled to an income tax deduction with respect to such disposition.

    If the participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired.

    A copy of the Purchase Plan as proposed to be amended may be obtained upon written request to the Company's Secretary at the address shown on page 1 of this Proxy Statement.

    The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the Amendment to the Purchase Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

    PROPOSAL THREE--RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended January 31, 2001, subject to ratification by the stockholders. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in May 1993. In the event that a majority of the Votes Cast are against the ratification, the Board of Directors will reconsider its selection.

    Representatives of Ernst & Young LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of January 31, 2000, as to shares of the Company's Common Stock beneficially owned by: (i) each of the Named Officers listed in the Summary Compensation Table provided below,
(ii) each of the Company's directors, (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock.

                                                               NUMBER OF
                                                                 SHARES        PERCENT
                                                              BENEFICIALLY   BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED         OWNED *
------------------------------------                          ------------   ------------
State of Wisconsin Investment Board.........................   1,315,000          5.1
  121 East Wilson Street
  Madison WI 53702 (1)
Kamran Elahian (2)..........................................     277,895          1.1
Prakash C. Agarwal (3)......................................   1,144,360          4.5
Deepraj Puar (4)............................................     182,126           **
Merle McClendon (5).........................................     175,606           **
Ron Jankov (6)..............................................      92,898           **
Daniel V. Hauck (7).........................................      87,917           **
Brian Dougherty (8).........................................      31,667           **
James Lally (9).............................................      30,000           **
Klaus C. Wiemer (10)........................................      21,667           **
Annon Fisher................................................           0           **
All directors and officers as a group (2)-(11)..............   3,046,179         11.9%

------------------------

* Percent ownership is based on 25,535,569 shares of Common Stock outstanding as of January 31, 2000. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community properly laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of January 31, 2000 are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purposes of computing the percentage ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

**  Less than 1%

(1) This information was obtained from filings made with the Securities and Exchange Commission March 31, 2000 pursuant to Section 13(f) of the Securities and Exchange Act of 1934.

(2) Includes an option to purchase 33,333 shares, exercisable within 60 days of January 31, 2000

(3) Includes an option to purchase 158,333 shares, exercisable within 60 days of January 31, 2000.

(4) Includes an option to purchase 53,334 shares, exercisable within 60 days of January 31, 2000.

(5) Includes an option to purchase 174,667 shares, exercisable within 60 days of January 31, 2000.

(6) Includes an option to purchase 33,810 shares, exercisable within 60 days of January 31, 2000.

(7) Includes an option to purchase 87,917 shares, exercisable within 60 days of January 31, 2000.

(8) Includes an option to purchase 31,667 shares, exercisable within 60 days of January 31, 2000.

(9) Includes an option to purchase 30,000 shares, exercisable within 60 days of January 31, 2000.

(10) Includes an option to purchase 21,667 shares, exercisable within 60 days of January 31, 2000.

(11) Includes options to purchase 290,334 shares for executives not named in the table, exercisable within 60 days of January 31, 2000.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation paid by the Company during the fiscal year ended January 31, 2000 to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers who earned in excess of $100,000 during such fiscal year (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL                  LONG TERM COMPENSATION AWARDS
                                                COMPENSATION   -----------------------------------------------------
                                      FISCAL    ------------   SECURITIES UNDERLYING                   ALL OTHER
                                       YEAR      SALARY ($)       OPTIONS (#)(1)        BONUS (2)   COMPENSATION (3)
                                     --------   ------------   ---------------------    ---------   ----------------
Prakash C. Agarwal.................    2000       $332,308              450,000         $     --         $   --
  President and Chief Executive        1999        261,077                   --          294,500          5,851
  Officer                              1998        205,154                   --          180,000          6,229

Daniel V. Hauck....................    2000        164,231               85,000          143,589             --
  Vice President, Worldwide            1999        141,539              340,000(4)(5)     72,377          6,455
  Sales                                1998             --                   --               --             --

Ron Jankov.........................    2000        255,770              180,000           33,750             --
  Sr. VP and General Manager,          1999        236,055               80,000          110,000          2,613
  Multimedia Products Division (8)     1998        208,710               80,000(4)(6)     59,500          2,265

Amnon Fisher.......................    2000        233,468              210,000               --             --
  Sr. VP and General Manager,          1999        142,789              480,000(4)(7)    120,000          5,246
  Consumer Products Division           1998             --                   --               --             --

Deepraj Puar.......................    2000        220,771              130,000               --             --
  Vice President, Technology           1999        171,161                   --           76,500          6,747

Merle McClendon....................    2000        203,847              110,000               --             --
  Vice President, Finance and          1999        166,927                   --           77,000          6,228
  Chief Financial Officer              1998        148,769               40,000           59,500          3,810

------------------------

(1) Includes previously granted options that were repriced in 1998. See Option Repricing discussion and Ten Year Option Repricings table. The original option grant was canceled and replaced with the repriced grant. However, the information presented reflects both grants.

(2) Includes annual incentive compensation as well as discretionary bonus and commissions.

(3) Includes matching contributions to the Company's 401(k) plan and premiums paid for health and life insurance.

(4) Effective September 30, 1998, the Company offered repriced stock options to all employees who held options to purchase Common Stock at exercise prices above the September 30, 1998 market closing price of $11.50. The stock options were repriced to $11.50, which was the market closing price on September 30, 1998.

(5) Includes options to purchase 170,000 shares granted on March 9, 1998 that were cancelled and subsequently reissued pursuant to the repricing on September 30, 1998.

(6) Includes options to purchase 80,000 shares granted on January 2, 1998 that were cancelled and subsequently reissued pursuant to the repricing on September 30, 1998.

(7) Includes an option to purchase 240,000 shares granted on June 16, 1998 that was cancelled and subsequently reissued pursuant to the repricing on September 30, 1998.

(8) On payroll, but no longer an officer or General Manager at January 31, 2000.

                                 STOCK OPTIONS

    The following tables provides information concerning grants of options to purchase the Company's Common Stock made to each of the Named Officers during the fiscal year ended January 31, 2000. All options granted during the fiscal year were granted under the Stock Plan. Each option becomes exercisable according to a vesting schedule, subject to the employee's continued employment with the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED ANNUAL
                                                  INDIVIDUAL GRANTS                              RATES OF STOCK PRICE
                        ---------------------------------------------------------------------   APPRECIATION FOR OPTION
                              NUMBER OF           % OF TOTAL                                           TERM (1)
                        SECURITIES UNDERLYING   OPTIONS GRANTED   EXERCISE PRICE   EXPIRATION   -----------------------
                         OPTIONS GRANTED (#)     TO EMPLOYEES     PER SHARE (2)       DATE          5%          10%
                        ---------------------   ---------------   --------------   ----------   ----------   ----------
Prakash Agarwal.......        450,000(3)             11.5%             $7.53        06/14/09    $2,131,349   $5,401,257
Amnon Fisher..........        210,000(3)              5.4%             $7.53        06/14/09    $  997,352   $2,520,587
Ron Jankov............        180,000(3)              4.6%             $7.53        06/14/09    $  852,540   $2,160,503
Deep Puar.............        110,000(3)              3.3%             $7.53        06/14/09    $  615,723   $1,560,363
Merle McClendon.......        130,000(3)              3.3%             $7.53        06/14/09    $  520,996   $1,320,307
Daniel V. Hauck.......         85,000(3)              2.2%             $7.53        06/14/09    $  402,588   $1,020,237

------------------------

(1) Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation based upon the deemed fair market value are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the deemed fair market value of the Common Stock from the date of grant to the date of this Proxy Statement, other than the columns reflecting assumed rates of appreciation of 5% and 10%.

(2) Options were granted at an exercise price equal to the fair market value based on the closing market value of Common Stock on the Nasdaq National Market on the date of grant.

(3) Vesting of this option commenced on June 14, 1999. 1/4 of the shares covered by this option will vest on June 8, 2000 and 1/48 of shares will vest ratably each month thereafter.

                         OPTION EXERCISES AND HOLDINGS

    The following table set forth for each of the Named Officers certain information concerning the number of shares subject to both exercisable and unexercisable stock options at January 31, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of January 31, 2000.

       AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL 2000 VALUES

                                                                   NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN-
                                                                  OPTIONS AT JANUARY 31,         THE-MONEY OPTIONS AT
                                                                          2000(1)               JANUARY 31, 2000(1)(2)
                               SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
NAME                             ON EXERCISE     REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ---------------   ------------   -----------   -------------   -----------   -------------
Prakash C. Agarwal...........           --         $    --             --        600,000         $    --     $1,260,000
Daniel V. Hauck..............           --              --         77,917        177,083              --        177,973
Ron Jankov...................           --              --         26,250        244,018          38,281        401,494
Deepraj Puar.................      111,667         838,752          1,667        180,000          14,711        378,444
Merle McClendon..............           --              --        123,000        170,000         261,375        357,818
Amnon Fisher.................           --              --         95,000        355,000              --        439,698

------------------------

(1) Certain of the options granted under the Stock Plan may be exercised immediately upon grant and prior to full vesting, subject to the optionee's entering a restricted stock purchase agreement with the Company with respect to any unvested shares. Other options granted under the Stock Plan are exercisable during their term in accordance with the Vesting Schedule set out in the Notice of Grant.

(2) Market value of securities underlying in-the-money options at fiscal year ended (based on $9.625 per share, the closing price of the Common Stock on the Nasdaq National Market on January 30, 2000), minus the exercise price.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In April 1996, in connection with the exercise of an option to purchase restricted shares of Common Stock, the Company provided a loan to Mr. Agarwal, the President, Chief Executive Officer, and a director of the Company, in the aggregate principal amount of $400,000 at an annual interest rate of 5.88% pursuant to two promissory notes secured by a pledge of an aggregate of 500,000 shares of Common Stock held by Mr. Agarwal. As of January 31, 2000, an aggregate amount of $488,200, which includes interest payable, remained outstanding on the remaining promissory note. The largest aggregate amount of indebtedness outstanding during the last fiscal year was $488,200.

    In April 1996, in connection with the exercise of an option to purchase restricted shares of Common Stock, the Company provided a loan to Mr. Jankov, Senior Vice President and General Manager, Multimedia Products Division of the Company, in the aggregate principal amount of $40,000 at an annual interest rate of 5.88% pursuant to a promissory note secured by a pledge of an aggregate of 50,000 shares of Common Stock held by Mr. Jankov. As of January 31, 2000, an aggregate amount of $48,820, which includes interest payable, remained outstanding on the remaining promissory note. The largest aggregate amount of indebtedness outstanding during the last fiscal year was $48,820.

    In April 1996, in connection with the exercise of an option to purchase restricted shares of Common Stock, the Company provided a loan to Mr. Elahian, the Chairman of the Board, in the aggregate principal amount of $100,000 at an annual interest rate of 5.88% pursuant to a promissory note secured by a pledge of an aggregate of 125,000 shares of Common Stock held by Mr. Elahian. In September 1998, the Company provided a loan to Mr. Elahian, in the aggregate principal amount of $110,000. On December 18, 1998, Mr. Elahian repaid the loan in full. As of January 31, 2000, an aggregate amount of $72,596, which includes interest payable, remained outstanding on the remaining promissory note. The largest aggregate amount of indebtedness outstanding during the last fiscal year was $120,090.

    The Company believes that all related-party transactions described above were on terms no less favorable than could have been otherwise obtained from unrelated third parties. All future transactions between the Company and its principal officers, directors and affiliates will be approved by a majority of the independent disinterested members of the Board of Directors and will be on terms no less favorable than could be obtained from unrelated third parties. In addition, the Board of Directors has voted that any loans or guarantees in the future by the Company for its officers, directors or affiliates will be approved by a majority of the disinterested members of the Board on the basis that such loans or guarantees will be made only for bona fide business purposes.

          REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION*

    The Company's compensation programs and policies applicable to its executive officers are administered by either the Compensation Committee of the Board of Directors or the Board of Directors. During the fiscal year ended January 31, 2000, the Board of Directors administered the Company's compensation programs and policies. The Board did not modify or reject any action or recommendation by the Compensation Committee. The Compensation Committee is made up entirely of non-employee directors. The programs and policies are designed to provide competitive compensation and to enhance stockholder value by aligning the financial interests of the executive officers of the Company with those of its stockholders.

COMPENSATION PHILOSOPHY

    The Board of Directors has adopted a management compensation program based on the following compensation principles:

    - The Company provides the level of total compensation necessary to attract and retain the best executives in its industry.

    - Compensation is linked to performance and to the creation of stockholder value.

    - Compensation balances rewards for short-term versus long-term results.

    - Compensation programs include features that encourage executives to make a long-term career commitment to the Company and its stockholders.

    - Plans include measurements based on continuous growth and performance relative to peer companies.

COMPENSATION METHODOLOGY

    The Company strives to provide a comprehensive executive compensation program that is both innovative and competitive, in order to attract and retain superior executive talent.

    Each year the Board of Directors reviews market data and assesses the Company's competitive position in each component of executive compensation, including base salary, annual incentive compensation and long-term incentives.

    The descriptions below of the components of compensation contain additional detail regarding compensation methodology. Compensation decisions regarding individual executives may also be based on factors such as individual performance, level of responsibility or unique skills of the executives.

COMPONENTS OF COMPENSATION

    The Company's compensation package for executive officers consists of three basic elements: (i) base salary; (ii) annual incentive compensation; and
(iii) long-term incentives in the form of stock options granted pursuant to the Company's Amended 1993 Stock Plan. Other elements of compensation include a defined contribution 401(k) plan and medical and life insurance benefits available to employees, generally.

    Each element of compensation has a different purpose. Salary and incentive payments are mainly designed to reward current and past performance. Stock options are primarily designed to provide a strong incentive for superior long-term future performance and are directly linked to stockholders' interest because the value of the awards will increase or decrease based upon the future price of the Company's Common Stock.

BASE SALARY

    Base salaries for fiscal 2000, reported herein, were determined by the Board of Directors. The Board of Directors reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In conducting its review, the Board of Directors takes into consideration the overall performance of the Company, the Chief Executive Officer's evaluation of individual executive officer performance, the level of expertise, responsibility and experience of executives and independent compensation surveys such as the Radford Survey for High Technology Companies. Final decisions on base salary adjustments for executives other than the Chief Executive Officer are made in conjunction with the Chief Executive Officer. The Board of Directors independently determines the base salary for the Chief Executive Officer by:
(i) examining the Company's performance against its preset goals,
(ii) examining the Company's performance within the semiconductor industry,
(iii) evaluating the overall performance of the Chief Executive Officer, and
(iv) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the semiconductor, computer graphics and personal computer software industries. Based upon the data and performance, the Chief Executive Officer's base salary was raised from $270,000 to $315,000 in
April 1998.

ANNUAL INCENTIVE COMPENSATION

    The annual incentive compensation is a cash-based incentive bonus program. The plan establishes a fixed percentage of the executive officer's annual salary as their target annual incentive opportunity. The annual incentive compensation provides for payment of cash bonuses to executive officers that are directly related to the profitability and gross revenues of the Company, as well as accomplishing specific milestone achievements, such as production related events and achieving strategic design wins. In addition, the Board of Directors from time to time may authorize the Company to pay individuals a discretionary bonus based on the individual employee's overall performance.

    The Committee approved no incentive compensation for the executive officers for fiscal 2000. The bonus column of the Summary Compensation Table contains the annual incentive payment as well as discretionary bonuses for fiscal 2000 for each of the most highly compensated executive officers.

STOCK OPTIONS

    Long-term incentives are provided through stock option grants to key employees, including the Named Officers. The number of shares subject to each stock option grant is based on the employee's current and anticipated future performance and ability to affect achievement of strategic goals and objectives. The Company grants options in order to directly link a significant portion of each employee's total compensation to the long-term interest of stockholders. Since options are granted at the fair market value of the Company's Common Stock and vest over a multi-year period, employees will only receive value from the options to the extent that they remain employed by the Company and the Company's Common Stock price increases during the term of the options, thus generating returns for both stockholders and executives.

    It is the Company's policy generally to qualify compensation paid to executive officers for deductibility under section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. The Company's Stock Plan and the executive bonus programs are structured to qualify awards under such plans as performance-based compensation and to maximize the tax deductibility of such awards. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

STOCK PURCHASE PLAN

    The Company maintains a qualified employee stock purchase plan subject to provisions of the Internal Revenue Code, which is generally available to all employees, and pursuant to which employees can purchase Company stock through payroll deductions of up to 10% of their base salary. This plan allows participants to buy Company stock at a discount from the market price.

OPTION REPRICING

    On September 25, 1998, the Board of Directors approved the repricing of the stock options, effective September 30, 1998, of all employees of the Company who are not directors of the Company and who held options to purchase Common Stock at exercise prices above the September 30, 1998 market closing price of $11.50. These stock options were repriced to $11.50, which was the market closing price on September 30, 1998. Two of the Named Officers, Ron Jankov and Amnon Fisher, had options which qualified for repricing. The Board believes the repricing of its stock options was essential to enable it to retain and attract its workforce. The Company repriced these stock options because it believes that the decline in its stock price reflects industry and Company specific conditions that are likely to be long-term in nature. The existence of "out of the money" options for such an extended period of time would severely impact the Company's ability to retain its existing workforce and attract new employees. The Company believes that the suspension of the ability to exercise options for six months and possible forfeiture of all options should the employee voluntarily resign during that period in exchange for the new option pricing is a substantive contribution by the employee for the new price. The Company does not believe that this repricing causes its stock option plan to be subject to variable plan accounting.

                           TEN YEAR OPTION REPRICINGS

    The following table sets forth certain information concerning the repricings of options held by the executive officers of the Company over the past ten years, all of which occurred on September 30, 1998:

                                    NUMBER OF         MARKET PRICE   EXERCISE PRICE                      LENGTH OF
                              SECURITIES UNDERLYING   OF STOCK AT     OF STOCK AT                     ORIGINAL OPTION
                                  OPTIONS/SARS          TIME OF         TIME OF                      TERM REMAINING AT
                                   REPRICED OR        REPRICING OR    REPRICING OR    NEW EXERCISE   DATE OF REPRICING
NAME                               AMENDED(#)         AMENDMENT($)    AMENDMENT($)      PRICE($)         PRICE($)
----                          ---------------------   ------------   --------------   ------------   -----------------
Amnon Fisher................         240,000             $11.50          $13.88          $11.50      9 years 252 days
 Senior VP & General
  Manager,
  Consumer Products Division
Daniel V. Hauck.............         170,000              11.50           17.25           11.50      9 years 161 days
  VP, Worldwide Sales
Ron Jankov..................          40,000              11.50           13.31           11.50      9 years 94 days
  Senior VP & General                 40,000              11.50           13.31           11.50      9 years 94 days
    Manager, Multimedia
    Products Division
Ibrahim Korgav .............          25,000              11.50           13.31           11.50      9 years 94 days
  VP, Manufacturing
  Operations

------------------------

The foregoing report has been furnished by the Board of Directors of NeoMagic
Corporation:

    Kamran Elahian
    Prakash Agarwal
    Brian P. Dougherty
    James Lally
    Klaus Wiemer

------------------------

* The disclosures contained in this section of the Proxy Statement are not incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Act of 1934 that incorporated filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement) without specific reference to the incorporation of this section of the Proxy Statement.

                       COMPENSATION COMMITTEE INTERLOCKS

    Mr. Dougherty and Mr. Lally are members of the Compensation Committee. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other Company, nor has any such interlocking relationship existed in the past.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such forms it has received written representation from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended January 31, 2000.

                         STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return of the Company's Common Stock with The Nasdaq Stock Market Index (U.S.) and The Nasdaq Electronic Components Stock Index. The comparison assumes the investment of $100 on March 13, 1997 (the date the Company's Common Stock became registered under
Section 12 of the Securities Exchange Act of 1934) based on the initial public offering price of such stock on that date and that dividends were reinvested when paid. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

 COMPARISON OF 34 MONTH CUMULATIVE TOTAL RETURN AMONG NEOMAGIC CORPORATION, THE
  NASDAQ STOCK MARKET INDEX (U.S.) AND THE NASDAQ ELECTRONIC COMPONENTS STOCK
                                     INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         NEOMAGIC CORPORATION  NASDAQ STOCK MARKET (U.S.)  NASDAQ ELECTRONIC COMPONENTS
3/14/97                   100                         100                           100
1/98                      142                         126                           115
1/99                      117                         198                           185
1/00                       77                         308                           359

                  *  $100 INVESTED ON 3/14/97 IN STOCK OR INDEX--
                INCLUDING REINVESTMENT OF DIVIDENDS.
                FISCAL YEAR ENDING JANUARY 31.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended January 31, 2000 is being furnished to stockholders concurrently herewith.

                                 OTHER MATTERS

    The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

    Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Arthur F. Schneiderman
                                          Arthur F. Schneiderman
                                          SECRETARY

Santa Clara, California
August 2, 2000

                                  DETACH HERE

                                     PROXY

                              NEOMAGIC CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON SEPTEMBER 6, 2000

    The undersigned stockholder of NeoMagic Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated as of August 2, 2000, and hereby appoints PRAKASH AGARWAL and MARK A. SINGER, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of NeoMagic Corporation to be held on September 6, 2000, at 8:00 a.m., local time, at the Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

-------------                                                     -------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                              SIDE
-------------                                                     -------------

                           [NEOMAGIC CORPORATION LOGO]


                       DIFFERENTIATION THROUGH INTEGRATION


        NEOMAGIC DEVELOPS AND MARKETS VALUE-ADDED SEMICONDUCTOR SOLUTIONS
              TO ENABLE INTERNET BASED MULTIMEDIA COMMUNICATIONS.





                                   DETACH HERE


--- PLEASE MARK
 X  VOTES AS IN
--- THIS EXAMPLE.

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE APPROVAL OF EACH OF PROPOSALS 2, 3 AND 4 SET FORTH BELOW, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

   1. ELECTION OF DIRECTORS

      NOMINEES: Kamran Elahian, Prakash Agarwal, Brian P. Dougherty, James
                Lally and Klaus Wiemer

         FOR                      WITHHELD
         ALL   / /            / / FROM ALL
       NOMINEES                   NOMINEES

   / / ______________________________________
       FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

   2. Proposal to amend the 1997 Employee Stock Purchase Plan to provide for an increase in the number of shares of Common Stock available for issuance under the Plan by 300,000:

             FOR      AGAINST     ABSTAIN
             / /        / /         / /

   3. Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2001:

             FOR      AGAINST     ABSTAIN
             / /        / /         / /

   4. In their discretion the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof

             FOR      AGAINST     ABSTAIN
             / /        / /         / /

   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /






   This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:_________________ Date:______ Signature:_________________ Date:______